Exhibit 99.1

Contacts:

Carolyn Tang, InterMune, Inc., 415-466-2242, ir@intermune.com

Ian McConnell, WeissCom Partners, Inc. 415-362-5018, ian@weisscom.net

INTERMUNE ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

— Daniel G. Welch to lead company as President and CEO —

— W. Scott Harkonen resigns from Board of Directors —

BRISBANE, Calif. September 25, 2003 — InterMune, Inc. (Nasdaq: ITMN) announced today that Daniel G. Welch has been appointed by the Company’s Board of Directors as a member of the Board of Directors and to the positions of Chief Executive Officer (CEO) and President, effective September 25, 2003.  Mr. Welch succeeds interim Chief Executive Officer, William R. Ringo, who will remain as the Chairman of the Board.

“Dan’s senior-level commercial, business development and operations management expertise in specialty and global pharmaceutical businesses make him the ideal person to lead InterMune’s efforts to build a strong and independent biopharmaceutical business,” said Mr. Ringo.  “His extensive pharmaceutical industry experience and outstanding management credentials will be key in advancing our promising clinical pipeline and commercializing our existing products.”

Most recently, Mr. Welch was Chairman and CEO of Triangle Pharmaceuticals, a public company engaged in the development and marketing of antivirals for HIV and hepatitis B.  Prior to joining Triangle, Mr. Welch was President of the pharmaceutical division of Elan Corporation. During his tenure at Elan he was responsible for U.S. commercial operations, the international subsidiaries, the R&D function and the diagnostics businesses.  Mr. Welch joined Elan following thirteen years in senior management roles at Sanofi-Synthelabo and its predecessor companies Sanofi and Sterling Winthrop.  As the Vice President of Worldwide Marketing at Sanofi, he led the launches of the blockbuster drugs Plavix® and Avapro® for cardiovascular indications and Eloxatin® for cancer.  In addition, during his time at Sanofi, he led development and commercial collaborations with several major pharmaceutical companies including Bristol Myers Squibb, Organon and Eli Lilly and Company.  Prior to joining Sanofi Synthelabo, Mr. Welch was with American Critical Care, a division of American Hospital Supply.  He holds an MBA from the University of North Carolina and a BBA from the University of Miami.

“InterMune is well positioned for future growth with three marketed products and a pipeline of promising therapies that address major unmet medical needs and represent important commercial opportunities,” said Mr. Welch.  “I look forward to working with the executive team to deliver value to our shareholders by executing on a focused business strategy through the achievement of our clinical development, commercial and financial objectives.”

The company also announced that concurrent with Mr. Welch’s appointment, Scott Harkonen, M.D., the Company’s founder and former Chairman of the Board, CEO and President has resigned from the Board of Directors and agreed to become a consultant to the Company.

About InterMune

InterMune is a biopharmaceutical company focused on the applied research, development and marketing of life-saving therapies for pulmonary, hepatic and infectious diseases. For additional information about InterMune, please visit www.intermune.com.

Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statement indicating that Mr. Welch looks forward to working with the executive team to deliver value to our shareholders by executing on a focused business strategy through the achievement of our clinical development, commercial and financial objectives.  All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in detail under the heading “Risk Factors” and the other risks and factors discussed in InterMune’s 10-Q report filed with the SEC on August 14, 2003, and other periodic reports (i.e., 10-Q and 8-K) filed with the SEC, which are incorporated herein by reference.  The risks and other factors that follow, concerning the forward-looking statements in this press release, should be considered only in connection with the fully discussed risks and other factors discussed in detail in the 10-Q report and InterMune’s other periodic reports filed with the SEC.  InterMune’s forward-looking statement stated above is subject to the uncertainties and risks of: (a) a continuing increase in sales of Actimmune for IPF, an indication for which Actimmune has not been approved by the FDA; (b) regulation by the FDA with respect to InterMune’s communications with physicians concerning Actimmune for the treatment of IPF; (c) an increase in Infergen and Amphotec/Amphocil sales; (d) reimbursement risks associated with third-party payors; (e) competition; (f) the uncertain, lengthy and expensive drug research and clinical development and regulatory process; (g) budget constraints; and (h) InterMune’s ability to obtain, maintain and enforce patents and other intellectual property.

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